UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 8, 2008
BIOHEART, INC.
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

1-33718 (Commission file number)	65-0945967 (I.R.S. Employer Identification No.)
13794 NW 4th Street, Suite 212
Sunrise, FL 33325
(Address of principal executive offices, including zip code)

(954) 835-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On July 8, 2008, Mr. Richard T. Spencer, IV, our Vice President of Clinical Affairs and Physician Relations, informed us of his decision to leave his employment with us in order to pursue other opportunities. He has agreed to be available though the end of August 2008 to consult with us on our sale and distribution of the Bioheart 3370 Heart Failure monitor and our on-going clinical activities.
     On July 11, 2008, we issued a press release announcing the matters discussed above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events
     On July 9, 2008, we issued a press release announcing that we had secured worldwide non-exclusive distribution rights to the Bioheart 3370 Heart Failure Monitor, an interactive at-home intelligent device manufactured by RTX Healthcare A/S (Denmark), designed specifically to improve available healthcare to patients outside hospitals who are suffering from heart failure. A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
          99.1     Press Release dated July 11, 2008 regarding resignation of Richard T. Spencer, IV.
          99.2     Press Release dated July 9, 2008 regarding distribution rights.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  July 11, 2008

BIOHEART, INC.
By:	/s/ William H. Kline
William H. Kline
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated July 11, 2008

99.2	Press release dated July 9, 2008

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